UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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MERRIMACK PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

JFL PARTNERS FUND LP

JFL CAPITAL MANAGEMENT LP

JFL CAPITAL HOLDINGS LLC

JFL CAPITAL MANAGEMENT LLC

JOSEPH F. LAWLER, M.D., PH.D.

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

JASON M. ARYEH

KENNETH LIN, M.D.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JFL Partners Fund LP, together with its affiliates (collectively, “JFL Capital”), has filed a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of JFL Capital’s slate of director nominees to the Board of Directors (the “Board”) of Merrimack Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2019 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

On September 24, 2019, JFL Capital determined to withdraw its slate of nominees for election to the Board at the Annual Meeting and issued the following press release in connection therewith:

JFL CAPITAL ENDS CAMPAIGN AT MERRIMACK

Pleased Involvement Catalyzed Much Needed Change at Merrimack and Intends to Continue to Monitor Situation

LAKEWAY, TX, September 24, 2019 – JFL Capital Management, LLC (together with its affiliates, “JFL Capital”), the largest stockholder of Merrimack Pharmaceuticals, Inc. (“Merrimack” or the “Company”) (NASDAQ:MACK), with ownership of approximately 9.4% of the Company’s outstanding shares, announced today that it has withdrawn its solicitation in connection with the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).

In response to JFL Capital initiating its campaign for change at Merrimack, the Company has undergone significant changes, including multiple cash distributions and most recently appointing two stockholder representative to its Board of Directors (the “Board”). We hope the newly appointed Board members will focus on cost containment, continued NOL safeguarding, and milestone payment and stockholder distribution maximization. JFL Capital is pleased to have served as the catalyst for these much needed changes, and, as a result, has determined to withdraw its slate of nominees for election at the Annual Meeting.

JFL Capital is hopeful that the newly appointed stockholder representatives on the Board will ensure that future payments from Ipsen and 14ner Oncology are distributed to stockholders in their entirety. It is the Board’s responsibility to ensure an orderly and cost effective liquidation.

JFL Capital intends to monitor the situation closely and encourages the Board to consider further cost savings such that more cash can be returned to the Company’s stockholders.

Contacts:

Joseph F. Lawler M.D., Ph.D.
(512) 761-4500